To the Trustees of the BT
Institutional Portfolios:

In planning and performing our
audit of the financial
statements of the Global Emerging
Markets Equity Portfolio
 (one of the portfolios comprising
BT Institutional Portfolios,
 hereafter referred to as the
"Portfolio") for the year ended
September 30, 1999, we considered
its internal control,
including control activities for
safeguarding securities, in
order to determine our auditing
procedures for the purpose
of expressing our opinion on the
financial statements and to
 comply with the requirements of
Form N-SAR, not to provide
 assurance on internal control.

The management of the Portfolio is
responsible for establishing
 and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements and financial
highlights for external purposes
that are fairly presented in
conformity with generally accepted
accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, error or
fraud may occur and not be
detected.  Also, projection of any
 evaluation of internal control to
future periods is subject to the
risk that it may become inadequate
because of changes in
conditions or that the
effectiveness of the design and
operation
 may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
 weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness
is a condition in which the design
or operation of one or more
of the internal control components
does not reduce to a relatively
 low level the risk that
misstatements caused by error or
fraud
in amounts that would be material
in relation to the financial
statements being audited may occur
and not be detected within
a timely period by employees in the
normal course of performing
their assigned functions.  However,
we noted no matters
 involving internal control and its
operation, including controls
over safeguarding securities, that
we consider to be material
 weaknesses as defined above as of
September 30, 1999.

This report is intended solely for
the information and use of
 management, the Trustees of the BT
Institutional Portfolios
and the Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these
 specified parties.



PricewaterhouseCoopers LLP
Baltimore, Maryland
November 17, 1999